SHARE EXCHANGE AGREEMENT

AMONG

U.S. GOLD CORP.

- and -

2637262 ONTARIO INC.

- and -

ALL OF THE SHAREHOLDERS OF 2637262 ONTARIO INC.

(AS SET FORTH ON SCHEDULE I)

DATED AS OF

September 10, 2019

TABLE OF CONTENTS

		Page
Article 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Number and Gender	6
1.3	Currency	6
1.4	Headings, etc.	6
1.5	Date for any Action	6
1.6	Knowledge	6
1.7	Schedule and Exhibits	6

Article 2 THE TRANSACTION		7
2.1	Share Exchange	7
2.2	Implementation Covenants	9

Article 3 PUBLICITY		10
3.1	Publicity	10

Article 4 REPRESENTATIONS AND WARRANTIES		10
4.1	Representations and Warranties of NumberCo	10
4.2	Representations and Warranties of US Gold	15
4.3	Representations and Warranties of NumberCo Shareholders	17
4.4	Survival	22

Article 5 CLOSING MATTERS		22
5.1	Closing Matters	22

Article 6 GENERAL		22
6.1	Confidentiality	22
6.2	Notices	22
6.3	Costs and Expenses	23
6.4	Further Assurances	23
6.5	Time	24
6.6	Entire Agreement	24
6.7	Amendment	24
6.8	Waiver	24
6.9	Assignment	24
6.10	Severability	24
6.11	Governing Law	24
6.12	Counterparts	24

SCHEDULE i Numberco shareholders		1

SCHEDULE iI Numberco shareholder CONSIDERATION SHARES		2

EXHIBIT A FORM OF assignment separate from certificate		1

EXHIBIT B FORM OF SHARE REGISTRATION INSTRUCTION 1		1

- i -

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the 10th day of September, 2019.

AMONG:

U.S. GOLD CORP., a corporation incorporated under the laws of the State of Nevada

(hereinafter referred to as “US Gold”)

- and -

2637262 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as “NumberCo”)

- and -

All of the Shareholders of NumberCo, as set forth on Schedule I

(hereinafter referred to as “NumberCo Shareholders”, together with U.S. Gold and NumberCo, the “Parties” and individually, a “Party”)

WHEREAS NumberCo Shareholders own all of the issued and outstanding common shares of NumberCo (“NumberCo Shares”) and each NumberCo Shareholder owns that number of NumberCo Shares set forth beside his/her/its name on Schedule I;

WHEREAS NumberCo owns all of the issued and outstanding shares of Orevada (as defined herein);

AND WHEREAS, US Gold desires to acquire NumberCo for the purposes of acquiring Orevada and its Assets, and the NumberCo Shareholders desire to exchange all of the issued and outstanding NumberCo Shares for shares of common stock of US Gold (the “US Gold Shares”), for the consideration and upon the terms and conditions set forth in this Agreement, which will result in NumberCo becoming a wholly-owned subsidiary of US Gold (the “Transaction” or “Share Exchange”);

AND WHEREAS US Gold, NumberCo and NumberCo Shareholders intend to carry out the proposed Transaction by way of a series of steps set forth in this Agreement;

AND WHEREAS the Parties intend that the Transaction qualify as a tax-deferred transaction within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby covenant and agree as follows:

Article 1

INTERPRETATION

1.1 Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

“Act” means the Business Corporations Act (Ontario) as from time to time amended or re-enacted;

“Affiliate” has the meaning ascribed thereto in the Act;

“Agreement”, “this Agreement”, “herein”, “hereto” and “hereof” and similar expressions refer to this business combination agreement, together with the schedules hereto, as the same may be amended or supplemented from time to time;

“Arbitration Act” means the Arbitration Act, 1991 (Ontario), as from time to time amended or re-enacted;

“Assets” means all of the right, title, estate and interest in and to the property and assets, real and personal, moveable and immovable, of whatsoever nature and kind and wheresoever situate of Orevada;

“Business Day” means any day other than a Saturday or Sunday or a day recognized as a holiday in Toronto, Ontario, or New York, New York;

“Closing” means the completion of the Transaction on the terms and subject to the conditions set forth in this Agreement;

“Code” means Internal Revenue Code of 1986, as amended;

“Confidential Information” refers to any and all information of NumberCo or Orevada, which shall include, without limiting the generality of the foregoing, all information (written, oral or in electronic form) which is or would reasonably be considered to be confidential or proprietary in nature, including, but not limited to, all financial information, plans, legal opinions, names of shareholders, private investors, joint venture partners and arrangements, which information is or may be either applicable to or related in any way to the assets, business or affairs of NumberCo or Orevada, together with all analyses, compilations, notes, data, studies or other material or documents containing or based upon, in whole or in part, Confidential Information;

“Debt Instrument” has the meaning ascribed thereto in Section 4.1(q);

“Director” means the Director appointed under Section 278 of the Act;

“Documents” has the meaning ascribed thereto in Section 4.1(j);

“Effective Date” means the date of this Agreement;

“Effective Transaction” means the acquisition of NumberCo by US Gold by way of the Share Exchange;

“Encumbrances” includes any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Exchange Ratio” means one US Gold Share for each two NumberCo Shares;

“Governing Documents” means, in respect of each of US Gold and NumberCo, its governing documents, including, as applicable, its certificate and articles of incorporation, as amended, and all similar articles, and its by-laws, as amended;

“Government Authority” means any foreign, national, provincial, local or state government, any political subdivision or any governmental, judicial, public or statutory instrumentality, court, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question and, for certainty, includes NASDAQ;

“Government Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator;

“IFRS” means the set of accounting standards developed by the International Accounting Standards Board;

“in writing” means written information, including documents, files, software, records and books made available, delivered or produced to one Party by or on behalf of another Party;

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by laws, statutory rules, principles of law, published policies, forms and guidelines, fee schedules, tariffs, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, directives, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Government Authority, statutory body or self-regulatory authority (including the NASDAQ), and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Government Authority (or any other Person) having jurisdiction over the aforesaid Person or Persons or its or their business, undertaking, property or securities;

“Material Adverse Change” means, in respect of any Person, any one or more changes, events or occurrences which, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, assets, capital, property, obligations (whether absolute, accrued, conditional or otherwise), liabilities or financial condition of that Person and its Subsidiaries taken as a whole;

“material fact” has the meaning ascribed thereto in the Securities Act;

“misrepresentation” has the meaning ascribed thereto in the Securities Act;

“NASDAQ” means the Nasdaq Capital Market;

“NumberCo” means 2637262 Ontario Inc., a corporation incorporated pursuant to the laws of the Province of Ontario;

“NumberCo Resolutions” means the resolutions of the Board of Directors of NumberCo approving this Agreement, the Share Exchange, the Transaction and the transactions contemplated in this Agreement.

“NumberCo Shareholder” means a holder of NumberCo Shares immediately prior to the Effective Time;

“NumberCo Shares” means the common shares in the capital of NumberCo, as presently constituted on the date hereof;

“Option Agreement” means the exploration earn-in agreement entered into as of February 15, 2019 between Renaissance Exploration, Inc. and Orevada;

“Orevada” means Orevada Metals Inc., a corporation existing under the laws of the State of Nevada;

“Outside Date” means September 10, 2019, or such other date as may be agreed upon by the Parties;

“Party” and “Parties” have the meanings set forth in the introductory paragraph;

“Permitted Encumbrances” means:

(a)	liens for taxes not yet due;

(b)	assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease of real property, and liens or rights reserved in any lease of real property for rent or for compliance with the terms of such lease;

(c)	security given in the ordinary course of business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the business of NumberCo, other than security for borrowed money; and

(d)	unregistered purchase money security interests arising under contracts for the supply of goods and materials entered into in the ordinary course of business which secure the unpaid balance of the purchase price for goods and/or materials purchased thereunder which are due and payable (and have been outstanding) for not more than 60 days after delivery of the invoice therefor.

“Person” includes any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Government Authority, syndicate or other entity, whether or not having legal status;

“Personnel Obligations” means any obligations or liabilities of a Party or any of its Subsidiaries to pay any amount to its or its Subsidiaries’ directors, officers, employees and consultants (other than for salary, bonuses under its or their existing bonus arrangements and directors’ fees in the ordinary course, in each case in amounts consistent with historic practices, and for obligations or liabilities in respect of insurance or indemnification contemplated by this Agreement or arising in the ordinary and usual course of business) and, without limiting the generality of the foregoing, Personnel Obligations shall include the obligations of such Party or any of its Subsidiaries to directors, officers, employees and consultants:

(a)	for payments on or in connection with any change in control of such Party pursuant to any agreements, policies or arrangements, including the payments specified herein; and

(b)	for any special incentive bonus payments and commitments;

“Public Information Record” means all filings, financial statements, and all other documents filed by or on behalf of US Gold with the SEC in accordance with the U.S. Exchange Act;

“Regulatory Approval” means any approval, consent, waiver, permit, order or exemption from any Government Authority having jurisdiction or authority over either Party or any Subsidiary of a Party which is required or advisable to be obtained in order to permit the Transaction to be effected, including, without limitation, the approval of the NASDAQ and “Regulatory Approvals” means all such approvals, consents, waivers, permits, orders or exemptions;

“Reporting Jurisdictions” means the United States under the US Exchange Act;

“Representatives” means the directors, officers, employees, advisors and counsel of a Person;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means, as applicable, the Securities Act (Ontario) and the regulations thereunder, as from time to time amended;

“Securities Authorities” means the SEC and applicable states securities regulators;

“Subsidiary”, has a meaning ascribed thereto in the Act;

“Taxes” has the meaning ascribed thereto in Section 4.1(o);

“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“US Gold” means U.S. Gold Corp., a corporation incorporated pursuant to the laws of the State of Nevada;

“US Gold Audited Financial Statements” means the audited financial statements of US Gold as at and for the year ended April 30, 2019, including the notes thereto and the report of US Gold’s auditors thereon;

“US Gold Shares” means the common stock in the capital of US Gold as presently constituted on the date hereof;

“US Gold Financial Statements” means, collectively, the US Gold Audited Financial Statements and the US Gold Interim Financial Statements;

“US Gold Interim Financial Statements” means the unaudited condensed interim financial statements of US Gold as at and for the three months ended January 31, 2019, including the notes thereto;

“U.S. Accredited Investor” means an accredited investor as defined in Rule 501(a) of Regulation D under the U.S. Securities Act;

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Purchaser” means any U.S. Person; any person in the United States; any person acquiring the Consideration Shares for the account or benefit of any U.S. Person or person in the United States; any person that receives or executes this Agreement in the United States;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Working Capital” means current assets less current liabilities as determined under IFRS.

1.2 Number and Gender

Words importing the singular number include the plural and vice versa and words importing gender include all genders.

1.3 Currency

In the absence of a specific designation of any currency, all references to dollars or “$” herein shall be deemed to refer to United States dollars.

1.4 Headings, etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement to Articles and Sections refer to Articles and Sections of and to this Agreement in which such reference is made.

1.5 Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.6 Knowledge

In this Agreement, references to the “knowledge of US Gold” means the actual knowledge of Edward Karr, after reasonable inquiry, and references to the “knowledge of NumberCo” means the actual knowledge of Mario Stifano and Ewan Downie, in each case, after reasonable inquiry.

1.7 Schedule and Exhibits

The following Schedules and Exhibits are attached to and forms an integral part of this Agreement:

Schedule I – List of NumberCo Shareholders

Schedule II – Allocation of Consideration Shares to NumberCo Shareholders

Exhibit A – Assignment Separate from Certificate

Exhibit B – Registration Instructions

Article 2

THE TRANSACTION

2.1 Share Exchange

Each Party hereby agrees, unless such steps have already been completed, that, on the Effective Date or at such other time as is specifically indicated below in this Section 2.1, and, to the extent required, subject to the terms and conditions of this Agreement, it shall take the following steps indicated for it:

(a)	NumberCo’s Board of Directors shall approve NumberCo Resolutions;

(b)	U.S. Gold shall acquire all of the issued and outstanding NumberCo Shares from the NumberCo Shareholders, effective at the Effective Date, by way of the Share Exchange in accordance with the following steps:

(i)	NumberCo Shareholders shall exchange each NumberCo Share, outstanding immediately prior to the Effective Date, as set forth on Schedule II attached hereto, in consideration for such number of fully paid and non-assessable US Gold Shares issued by US Gold as is equal to the Exchange Ratio (the “Consideration Shares”):

(A)	the number of Consideration Shares shall be decreased by the amount, if any, by which the Working Capital of NumberCo (on a consolidated basis with Orevada) on the Effective Date is less than $0 (“Working Capital Adjustment”);

(B)	on the Effective Date, NumberCo shall prepare and deliver to US Gold a statement setting forth its Working Capital on the Effective Date (the “Closing Working Capital”), which statement shall contain a balance sheet of NumberCo (on a consolidated basis with Orevada) as of the Effective Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”), and a certificate of NumberCo that the Closing Working Capital Statement was prepared using accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies under IFRS;

(C)	any Working Capital Adjustment to the Consideration Shares shall be based on the value of US Gold Shares calculated using the volume weighted average of the closing price of US Gold Shares on NASDAQ for the 10 trading days ending on the trading day immediately prior to the Effective Date, as reported by NASDAQ; and

(D)	the number of Consideration Shares issuable to the NumberCo Shareholders will be reduced on a pro rata basis by the Working Capital Adjustment.

(ii)	subject to the terms of this Agreement, each NumberCo Shareholder (A) shall transfer to US Gold and US Gold shall accept from each NumberCo Shareholder, the NumberCo Shares held by such NumberCo Shareholder, outstanding immediately prior to the Effective Date; and (B) shall deliver (1) certificates representing the transferred NumberCo Shares; (2) an assignment separate from certificate in the form of Exhibit A, duly endorsed in blank for transfer of NumberCo Shares to US Gold; and (3) Registration Instructions in the form of Exhibit B;

(iii)	the acquisition price (the “Acquisition Price”) for the NumberCo Shares shall be paid and satisfied by the issuance and delivery on the Effective Date of the Consideration Shares (as adjusted by the Working Capital Adjustment) by US Gold to the NumberCo Shareholders in accordance with Schedule II hereto, and no other consideration;

(iv)	NumberCo will be a direct wholly-owned Subsidiary of US Gold; and

(v)	each NumberCo Shareholder acknowledges and agrees with US Gold that the Consideration Shares will be subject to resale restrictions under applicable securities laws and be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act.

(c)	on the Effective Date, US Gold shall issue or cause its registrar and transfer agent to issue electronic positions representing the appropriate number of Consideration Shares to the former NumberCo Shareholders. No fractional US Gold Shares will be delivered to any NumberCo Shareholder otherwise entitled thereto and no cash amount will be payable in lieu thereof;

(d)	the Parties hereby acknowledge and agree that US Gold will consult the former NumberCo shareholders for a potential representative nominee to be added to the board of US Gold at the next annual general meeting following the Effective Date.

(e)	the Parties shall take any other actions and do any other things, including the execution of any other agreements, documents or instruments, that are necessary or useful to give effect to the Transaction, provided that nothing in this Agreement shall prevent or limit the ability of the directors of each of US Gold and NumberCo to fulfill their fiduciary or statutory duties.

(f)	the Parties to this Agreement intend that the Transaction contemplated by this Agreement shall qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization under the Treasury Regulations issued under Section 368 (collectively, the “Intended Tax Treatment”). Each party hereto agrees to act in good faith, consistent with the intent of the parties and the Intended Tax Treatment as set forth in this Section 2.1(f). Notwithstanding the foregoing, neither US Gold nor NumberCo makes any representation, warranty or covenant to any other Party or to any NumberCo Shareholder regarding the U.S. tax treatment of the transactions contemplated by this Agreement.

(g)	NumberCo Shareholders agree that each NumberCo Shareholder hereby releases and forever discharges NumberCo, its subsidiaries and their respective directors, officers, employees, representatives and advisors from and against any and all claims, actions, obligations, and damages whatsoever which the NumberCo Shareholder may have against any of them relating to any liabilities, claims, shareholders’ loans or other obligations from, of or owing by NumberCo up to the Effective Date. This release will be operative from and after the Effective Date and shall be effective without the delivery of any further release or other documents by the NumberCo Shareholder.

(h)	US Gold does not assume and shall not be liable for any Taxes under the Code or any other tax act, law or legislation whatsoever, which may be or become payable by the NumberCo Shareholders including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the NumberCo Shareholders to US Gold of the NumberCo Shares herein contemplated, and the NumberCo Shareholders shall indemnify and save harmless US Gold from and against all such taxes.

2.2 Implementation Covenants

(a)	Deliveries by US Gold at Closing. In addition to all other documents required hereunder to be delivered by US Gold to NumberCo to complete the Transaction, US Gold shall deliver to NumberCo at Closing or the Effective Date:

(i)	a certificate of good standing of US Gold;

(ii)	a certified copy of the resolutions passed by the board of directors of US Gold approving this Agreement as well as the consummation of the transactions contemplated hereby;

(iii)	certificates in the respective names of the holders or confirmation of electronic registration of US Gold Shares representing the Consideration Shares issuable to NumberCo Shareholders pursuant to the Share Exchange (such electronic registration to be registered and prepared in accordance with a written direction to be provided by NumberCo prior to the Effective Date); and

(iv)	such other documents as are customary for transactions of the nature and magnitude of the Transaction.

(b)	Deliveries by NumberCo at Closing. In addition to all other documents required hereunder to be delivered by NumberCo to US Gold to complete the Transaction, NumberCo shall deliver to US Gold at Closing on the Effective Date:

(i)	a certificate of status of NumberCo;

(ii)	a certificate of good standing of Orevada;

(iii)	a certified copy of the resolutions passed by the board of directors of NumberCo approving this Agreement;

(iv)	completed assignment separate from certificates from each NumberCo Shareholder assigning the NumberCo Shares;

(v)	the minute books and corporate records of each of NumberCo and Orevada;

(vi)	resignations of each of the officers and directors of each of NumberCo and Orevada, in a form satisfactory to US Gold, acting reasonably;

(vii)	Closing Working Capital Statement; and

(viii)	such other documents as are customary for transactions of the nature and magnitude of the Transaction.

Article 3

PUBLICITY

3.1 Publicity

So long as this Agreement is in effect, US Gold and NumberCo shall advise, consult and cooperate with each other prior to issuing, or permitting any of their directors, officers, employees or agents to issue, any news release or other written public or private statement to the press with respect to this Agreement and the Transaction contemplated hereby from the date hereof until the Effective Date. Each such Party shall not issue any such news release or make any such written public or private statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with a stock exchange.

Article 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of NumberCo

NumberCo and each NumberCo Shareholder, jointly and not severally, hereby represent and warrant to US Gold, and acknowledge that US Gold is relying upon such representations and warranties, as follows:

(a)	other than Orevada, NumberCo does not have any Subsidiaries and neither NumberCo nor Orevada own any other stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity;

(b)	each of NumberCo and Orevada have been duly incorporated and are validly existing and are current and up-to-date with all filings required to be made by it in such jurisdiction;

(c)	the authorized capital of NumberCo consists of an unlimited number of NumberCo Shares, of which 4,000,000 NumberCo Shares are issued and outstanding as of the date hereof and owned by the NumberCo Shareholders, as set forth on Schedule II attached hereto;

(d)	Orevada is a wholly-owned Subsidiary of NumberCo. NumberCo is the sole registered and beneficial owner of all of the issued and outstanding shares of capital stock of Orevada, free and clear of all Encumbrances. The issued and outstanding shares of Orevada are not subject to any options, rights, warrants or other agreements or instruments that would give any Person the right to acquire all or any portion of the outstanding shares of Orevada. Other than this Agreement, NumberCo has not entered into any agreement, arrangement or understanding (whether written or oral) for the sale, assignment, transfer or other disposition of the issued and outstanding shares of Orevada;

(e)	NumberCo has full corporate power, capacity and authority to undertake all steps of the Transaction contemplated by this Agreement and to carry out its obligations hereunder and thereunder;

(f)	NumberCo is not a “reporting issuer” nor an associate of any reporting issuer (as such term is defined in the Securities Act) and the NumberCo Shares do not trade on any exchange;

(g)	NumberCo is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any NumberCo Shares or securities convertible into or exchangeable for NumberCo Shares;

(h)	neither NumberCo nor Orevada is a party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any shares of capital stock of Orevada or securities convertible into or exchangeable for shares of capital stock of Orevada;

(i)	each of NumberCo and Orevada has all requisite corporate capacity, power and authority, and possesses all material certificates, authorizations, permits and licenses issued by the appropriate federal, provincial or municipal regulatory agencies or bodies necessary to conduct its business as now conducted by it and to own its assets and is in compliance in all material respects with such certificates, authorizations, permits or licenses and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit or license which, alone or in the aggregate, if the subject of an unfavourable decision, order, finding or ruling, would materially and adversely affect the conduct of its business, operations or financial condition;

(j)	each of this Agreement and the documents contemplated herein (collectively, the “Documents”) has been duly authorized and, with respect to this Agreement, executed and delivered by NumberCo and this Agreement constitutes a legal, valid and binding obligation of NumberCo;

(k)	the entering into and the performance by NumberCo of the transactions contemplated herein, to the knowledge of NumberCo:

(i)	do not require any Regulatory Approval;

(ii)	will not contravene any statute or regulation of any Government Authority which is binding on NumberCo, where such contravention would materially and adversely affect the business, operations or condition (financial or otherwise) of NumberCo; and

(iii)	will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the Governing Documents or resolutions of NumberCo or any mortgage, note, indenture, contract or agreement, instrument, lease or other document to which NumberCo is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would materially and adversely affect the business, operations or condition (financial or otherwise) of NumberCo;

(l)	there are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the knowledge of NumberCo, contemplated or threatened, to which NumberCo or Orevada is a party or to which the property of NumberCo or Orevada is subject. There are no outstanding judgments, injunctions, rules or orders of any court, governmental department, commission, agency or arbitrator against NumberCo or Orevada;

(m)	other than expenses incurred and to be incurred in connection with the transactions contemplated hereby, (i) there are no material liabilities of NumberCo or Orevada, whether direct, indirect, absolute, contingent or otherwise, and (ii) on the Effective Date, the Closing Working Capital Statement shall be (A) a good faith estimate of the Closing Working Capital and (B) prepared using accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies under IFRS;

(n)	all filings and fees required to be made by NumberCo or Orevada pursuant to applicable Laws, if any, have been made and paid and such filings were true and accurate in all material respects as at the respective dates thereof;

(o)	all taxes (including income tax, capital tax, sales tax, excise tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by NumberCo or Orevada have been paid as required by applicable Laws. All Tax returns, declarations, withholdings, remittances and filings required to be made or filed by NumberCo have been made or filed with all appropriate Government Authorities as and when required by applicable Laws and all such returns, declarations, withholdings, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading. NumberCo is not classified as a U.S. domestic corporation under Section 7874 of the Code. To the knowledge of NumberCo: (i) no examination of any Tax return of NumberCo or Orevada by any Government Authority is currently in progress; and (ii) there are no issues or disputes outstanding with any Government Authority respecting any Taxes that have been paid, or may be payable, by NumberCo or Orevada. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to NumberCo or Orevada;

(p)	since the date of its incorporation, neither NumberCo nor Orevada has, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(q)	NumberCo is not party to any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money (“Debt Instrument”) or any agreement, contract or commitment to create, assume or issue any Debt Instrument;

(r)	Orevada is not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument;

(s)	NumberCo and Orevada have conducted and are conducting their business in compliance in all material respects with all applicable Laws of each jurisdiction in which it carries on business and with all Laws material to its operations;

(t)	NumberCo is not aware of any pending or contemplated change to any applicable Law or governmental position that would materially affect the business of NumberCo or Orevada as currently conducted or the legal environment under which NumberCo or Orevada operates;

(u)	NumberCo does not have any loan or other indebtedness outstanding which has been made to any of its shareholders, directors, officers or employees, past or present, or any Person not dealing at “arm’s length” (within the meaning of such term for purposes of the Income Tax Act (Canada)) with NumberCo;

(v)	on or before the Effective Date, NumberCo, its board of directors and the NumberCo Shareholders will have taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement;

(w)	NumberCo has no associates (as such term is defined in the Securities Act), other than Orevada, and is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, co-tenancy, joint venture or other similar jointly owned business;

(x)	neither NumberCo nor Orevada is subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any Persons;

(y)	the only officers and directors of NumberCo and Orevada, respectively, are as hereinafter set forth:

NumberCo		Orevada
Name	Office	Name	Office
Mario Stifano	President and Director	Mario Stifano	President, Treasurer, Secretary and Director
Daniel Mechis	Treasurer and Secretary
Ewan Downie	Director

(z)	as of the date hereof, the corporate records and minute books of NumberCo and Orevada are, in all material respects, complete and accurate in accordance with all applicable Laws;

(aa)	the issued and outstanding NumberCo Shares have been duly authorized, validly allotted and issued as fully paid, non-assessable shares in the capital of NumberCo and in compliance in all material respects with all applicable corporate and securities Laws;

(bb)	NumberCo is not a non-resident for purposes of the Income Tax Act (Canada);

(cc)	Orevada has a valid contractual interest in all of its material properties and Assets free and clear of all Encumbrances whatsoever, other than Permitted Encumbrances;

(dd)	Property Matters:

(i)	Orevada does not legally or beneficially own, hold, lease or control any real property, including any (A) fee surface and mineral property (“Fee Property”), (B) federal unpatented mining claims (“Mining Claims”), and (C) real property leases, surface use agreements, rights-of-way, or easements with respect to real property (“Property Contracts”). The Fee Property, Mining Claims and Property Contracts will be collectively referred to hereinafter as the “Real Property”;

(ii)	Orevada does not legally or beneficially own, hold, lease or control any water rights;

(iii)	Orevada has not leased, subleased, optioned, mortgaged, or entered into any contracts transferring any interest in the Real Property or the Option Agreement to any Person;

(iv)	The Option Agreement is in good standing, valid and effective in accordance with its terms, and there is not any existing material default or event of default (or event which with notice or lapse or time, or both would constitute a material default; or would constitute a basis of force majeure or other claim of excusable delay or non-performance) of Orevada and, to the knowledge of NumberCo, no other Person is in default thereunder and no event has occurred that is reasonably likely to result in the revocation or withdrawal of any such rights and licenses; and

(v)	NumberCo has made available to US Gold (A) all information, data, geological and geophysical test results, maps and surveys in the possession of Orevada that might reasonably be expected to be material to a prospective purchaser of Orevada and its properties and business and NumberCo has not withheld from US Gold any such information, data, test results, maps or surveys; and (B) all current and historical reports regarding Orevada’s ore reserves and resources and mine plans in the possession or control of Orevada, all of which were prepared in good faith in the ordinary course of business.

(ee)	Environmental Matters. As used in this Section 4.1(ee), the following terms have the following meanings:

“Environmental Costs” means any and all costs and expenditures, including any fees and expenses of attorneys and of environmental consultants or engineers incurred in connection with investigating, defending, remediating or otherwise responding to any Release of Hazardous Materials, any violation or alleged violation of Environmental Law, any fees, fines, penalties or charges associated with any Governmental Authorization, or any actions necessary to comply with any Environmental Law.

“Environmental Law” means any Law, Governmental Authorization or Governmental Order relating to pollution, contamination, Hazardous Materials or protection of human health or the environment.

“Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Law relating to such substance or otherwise relating to the environment or human health or safety, including any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Environmental Costs or liability under any Environmental Law.

“Regulatory Action” means any Litigation with respect to Orevada and the Real Property brought or instigated by any Government Authority in connection with any Environmental Costs, Release of Hazardous Materials or any Environmental Law.

“Release” means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

“Third-Party Environmental Claim” means any Litigation (other than a Regulatory Action) based on negligence, trespass, strict liability, nuisance, toxic tort or any other cause of action or theory relating to any Environmental Costs, Release of Hazardous Materials or any violation of Environmental Law.

(i)	No Third-Party Environmental Claim or Regulatory Action has been taken, is pending or is, to the knowledge of NumberCo, threatened against Orevada;

(ii)	No Encumbrance has been attached or filed or is, to the knowledge of NumberCo, threatened against Orevada in favor of any Person for (i) any liability under or violation of any applicable Environmental Law, (ii) any Release of Hazardous Materials or (iii) any imposition of Environmental Costs; and

(iii)	All environmental audits, site assessments, risk assessments, and other environmental reports and studies, including summaries of any material test results or analytic data, conducted by, at the expense of, or on behalf of Orevada or that are otherwise in the possession of NumberCo or Orevada have been provided to US Gold.

(ff)	no third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of NumberCo and/or Orevada.

4.2 Representations and Warranties of US Gold

US Gold hereby represents and warrants to NumberCo, and acknowledges that NumberCo is relying upon such representations and warranties, as follows:

(a)	US Gold has been duly incorporated and is validly existing under the Laws of the State of Nevada and is current and up-to-date with all filings required to be made by it in such jurisdiction;

(b)	US Gold has full corporate power, capacity and authority to undertake all steps of the Transaction contemplated in the Documents and to carry out its obligations under this Agreement;

(c)	the authorized capital of US Gold consists of an unlimited number of US Gold Shares and an unlimited number of preferred shares, issuable in series, of which 21,322,442 US Gold Shares are outstanding at the Effective Date;

(d)	each of the Documents has been duly authorized, executed and delivered by US Gold;

(e)	US Gold is a reporting issuer under Section 13 and 15(d) of the U.S. Exchange Act and is not in default of any requirement of U.S. Exchange Act or other regulatory requirements of the Securities Authorities;

(f)	the issued and outstanding US Gold Shares are listed and posted for trading on the NASDAQ and no order ceasing or suspending trading in any securities of US Gold that is currently outstanding and no proceedings for such purpose are pending or, to the knowledge of US Gold, threatened;

(g)	the entering into and the performance by US Gold of the transactions contemplated herein:

(i)	do not require any Regulatory Approval;

(ii)	will not contravene any statute or regulation of any Government Authority which is or will be binding on US Gold, where such contravention would materially and adversely affect the business, operations or condition (financial or otherwise) of US Gold, taken as a whole; and

(iii)	will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the Governing Documents or resolutions of US Gold or any mortgage, note, indenture, contract or agreement, instrument, lease or other document to which US Gold is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would materially and adversely affect the business, operations or condition (financial or otherwise) of US Gold, taken as a whole;

(h)	the Public Information Record relating to US Gold does not contain a misrepresentation at the time of filing that has not been corrected since filing; and

(i)	No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of US Gold.

4.3 Representations and Warranties of NumberCo Shareholders

Each NumberCo Shareholder, jointly and not severally, hereby represents and warrants to US Gold, and acknowledges that US Gold is relying upon such representations and warranties, as follows:

(a)	such NumberCo Shareholder acknowledges and agrees that such NumberCo Shareholder is solely responsible for determining the tax consequences applicable to such NumberCo Shareholder in light of its own particular circumstances, that such NumberCo Shareholder has relied on the advice of such NumberCo Shareholder’s own legal and tax advisors and that such NumberCo Shareholder has not received, and that neither US Gold nor NumberCo has provided to such NumberCo Shareholder, any legal or tax advice in connection with the Share Exchange or any transactions contemplated in anticipation of, or in connection, therewith;

(b)	neither the execution and delivery of this Agreement, or any other agreements and instruments executed in connection with the Transaction by the NumberCo Shareholder nor the performance by the NumberCo Shareholder of its obligations hereunder and thereunder will conflict with or result in:

(i)	a violation, contravention or breach by the NumberCo Shareholder of any of the terms, conditions or provisions of any agreement or instrument to which such the NumberCo Shareholder is a party, or by which the NumberCo Shareholder is bound or constitute a default by the NumberCo Shareholder thereunder, or, to the knowledge of the NumberCo Shareholder, under any statute, regulation, judgment, decree or law by which the NumberCo Shareholder is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or Encumbrance of any nature whatsoever upon any of the NumberCo Shareholder’s NumberCo Shares; or

(ii)	a violation by the NumberCo Shareholder of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the NumberCo Shareholder, or require the NumberCo Shareholder, prior to the Effective Date or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person, or await the expiration of any applicable waiting period;

(c)	no Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the acquisition from the NumberCo Shareholder of any of the NumberCo Shareholder’s NumberCo Shares;

(d)	such NumberCo Shareholder has all necessary power, authority and capacity to enter into the Agreement, and all other agreements and instruments to be executed by it as contemplated by the Agreement and to carry out its obligations under the Agreement, and such other agreements and instruments;

(e)	the execution and delivery of the Agreement, and such other agreements and instruments and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the NumberCo Shareholder as may be required;

(f)	the Agreement constitutes a valid and binding obligation of the NumberCo Shareholder enforceable against such NumberCo Shareholder in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(g)	such NumberCo Shareholder is the sole registered and legal beneficial owner of its NumberCo Shares as set forth in Schedule II to this Agreement and identified on the signature page hereto and has good and valid title thereto free and clear of any Encumbrances;

(h)	such NumberCo Shareholder has the exclusive right and full power to transfer its NumberCo Shares to US Gold as contemplated in the Agreement free and clear of any Encumbrances;

(i)	there is not pending or, to the knowledge of the NumberCo Shareholder, after due inquiry, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would:

(i)	in any manner restrain or prevent the NumberCo Shareholder from effectually or legally transferring its NumberCo Shares to US Gold in accordance with the Agreement;

(ii)	cause any Encumbrance to be attached to its NumberCo Shares;

(iii)	divest title to its NumberCo Shares; or

(iv)	make US Gold or NumberCo liable for damages in connection with the Transaction;

(j)	to the knowledge of such NumberCo Shareholder, after due inquiry, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to the NumberCo Shareholder, its NumberCo Shares or the Transaction, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the NumberCo Shareholder, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator;

(k)	such NumberCo Shareholder has not entered into any agreement that would entitle any person to any valid claim against US Gold for a broker’s commission, finder’s fee, or any like payment in respect of the acquisition and sale of the NumberCo Shares or any other matters contemplated by the Agreement, and in the event that any Person acting or purporting to act for the undersigned establishes a claim for any fee from US Gold, the NumberCo Shareholder severally covenants to indemnify and hold harmless US Gold with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(l)	such NumberCo Shareholder has had the opportunity to ask questions of and receive answers from US Gold regarding the acquisition of the Consideration Shares, and has received all the information regarding US Gold that it has requested;

(m)	such NumberCo Shareholder acknowledges that the Consideration Shares are highly speculative in nature and that the NumberCo Shareholder has such sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment. In connection with the delivery of the Consideration Shares, the NumberCo Shareholder has not relied upon US Gold for investment, legal or tax advice, or other professional advice, and has in all cases sought or elected not to seek the advice of his own personal investment advisers, legal counsel and tax advisers. The NumberCo Shareholder is able, without impairing his financial condition, to bear the economic risk of, and withstand a complete loss of the investment and he can otherwise be reasonably assumed to have the capacity to protect his own interests in connection with its investment in the Consideration Shares;

(n)	such NumberCo Shareholder is aware that the Consideration Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that the Consideration Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state securities laws or compliance with the requirements of an exemption therefrom and it acknowledges that US Gold has no present intention or obligation to file a registration statement under the U.S. Securities Act or applicable state securities laws in respect of such securities; accordingly, the Consideration Shares are (or will be when issued) “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

(o)	if such NumberCo Shareholder is not a U.S. Purchaser, such NumberCo Shareholder acknowledges and agrees that:

(i)	such NumberCo Shareholder is not in the United States or a U.S. Person (as such term is defined in Regulation S of the U.S. Securities Act) and is not acquiring the Consideration Shares for the account or benefit of a Person in the United States or a U.S. Person;

(ii)	such NumberCo Shareholder is resident, or if not an individual has its head office in, the jurisdiction set out on Schedule I and intends that the securities laws of that jurisdiction govern the shareholder in connection with the receipt of the Consideration Shares and that such address was not created and is not used solely for the purpose of acquiring the Consideration Share;

(iii)	it is a purchaser in a sale that occurs outside the United States within the meaning of Regulation S and acknowledges that (A) until the expiration of such “distribution compliance period” any offer or sale of the Consideration Shares shall not be made by it to, or for the account or benefit of, a Person in the United States and (B) until the expiration of the “distribution compliance period,” it may not, directly or indirectly, refer, resell, pledge or otherwise transfer the Consideration Shares or any interest therein except to a Person who certifies in writing to US Gold that such transfer satisfies, as applicable, the requirements of the legends described herein and that the Consideration Shares will not be accepted for registration of any transfer prior to the end of the applicable “distribution compliance period,” unless the transferee has first complied with certification requirements described in this Section. The term “distribution compliance period” means the six month period following the issue date for the Consideration Shares; provided however, that the Consideration Shares may be resold in accordance with Rule 144 under the U.S. Securities Act, as set forth in paragraph (vi), below;

(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act or any applicable state securities laws;

(v)	it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States, except in compliance with the U.S. Securities Act and any applicable state securities laws; and

(vi)	it acknowledges and agrees that the Consideration Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption therefrom, including in accordance with Rule 144 under the U.S. Securities Act (“Rule 144”), if available; the NumberCo Shareholder acknowledges that the Consideration Shares will be subject to a minimum hold period of at least six months under Rule 144 from the date of issuance; the NumberCo Shareholder acknowledges that it has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that the NumberCo Shareholder has been advised that resales of the Consideration Shares may be made only under certain circumstances; the NumberCo Shareholder understands that to the extent that Rule 144 is not available, the NumberCo Shareholder may be unable to sell any Consideration Shares without either registration under the U.S. Securities Act or the availability of another exemption or exclusion from such registration requirements, and in all cases pursuant to exemptions from applicable securities laws of any applicable state of the United States.

(p)	if such NumberCo Shareholder is a U.S. Purchaser, such NumberCo Shareholder represents and warrants that it is a U.S. Accredited Investor;

(q)	such NumberCo Shareholder understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable U.S. state laws and regulations, the certificates representing the Consideration Shares will, bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE US BLOCKER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(r)	if required by applicable securities laws, such NumberCo Shareholder will execute, deliver and file or assist US Gold in filing such reports, undertakings and other documents with respect to the issue of the Consideration Shares as may be required by any securities commission, stock exchange or other regulatory authority;

(s)	if such NumberCo Shareholder that is resident in or otherwise subject to the securities laws of any province or territory of Canada, such NumberCo Shareholder represents, warrants and agrees that the Consideration Shares to be issued to such NumberCo Shareholder in accordance with Section 2.1 shall be issued by US Gold pursuant to the exemption from the prospectus requirements under applicable Canadian securities laws set forth in section 2.12 of National Instrument 45-106 – Prospectus Exemptions (asset acquisition) as adopted by the Canadian Securities Administrators, and that the requisite conditions for availability of such exemption shall have been satisfied at the time of Closing;

(t)	such NumberCo Shareholder understands that it may not be able to resell the Consideration Shares except in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and that such NumberCo Shareholder is solely responsible for (and US Gold is in no way responsible for) such NumberCo Shareholder’s compliance with applicable resale restrictions, including filing reports with the securities commission or other regulatory authority in the jurisdiction of its residence upon a disposition by such NumberCo Shareholder of any of such securities;

(u)	such NumberCo Shareholder acknowledges that it is aware of the characteristics of the Consideration Shares and that such Consideration Shares are intended by the Parties to be issued the pursuant to the “asset acquisition” exemption from the prospectus requirements under applicable Canadian securities law, the risks relating thereto and of the fact that US Gold is not a “reporting issuer” in any jurisdiction in Canada and, accordingly, the Consideration Shares are subject to an indefinite restriction on sale (i.e. “hold period”) and the applicable hold period under applicable Canadian securities laws will not commence until US Gold becomes a “reporting issuer” in the applicable Canadian jurisdictions, which it has no obligation or present intention to become and, as a result, such NumberCo Shareholder may not be able to resell the Consideration Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until the expiry of the applicable hold period and compliance with the other requirements of applicable law;

(v)	such NumberCo Shareholder will not resell any of the Consideration Shares except in accordance with the provisions of applicable securities legislation and, if applicable, stock exchange rules; and

(w)	Such NumberCo Shareholder has been advised to consult its own legal advisors with respect to the Consideration Shares and the Transaction, including trading in the Consideration Shares, and with respect to the hold periods imposed by the securities laws in which the NumberCo Shareholder resides and other applicable securities laws, and acknowledges that no representation has been made to such NumberCo Shareholder by or on behalf of US Gold respecting the applicable hold periods imposed by the securities laws or other resale restrictions applicable to such securities which restrict the ability of the NumberCo Shareholder to resell such securities, that the NumberCo Shareholder is solely responsible to find out what these restrictions are, that the NumberCo Shareholder is solely responsible for compliance with applicable resale restrictions and that the NumberCo Shareholder is aware that it may not resell such securities except in accordance with limited exemptions under applicable securities laws.

4.4 Survival

The representations and warranties of each of US Gold and NumberCo contained herein shall not survive the Share Exchange. All representations, warranties and covenants of the NumberCo Shareholders contained in this Agreement (including, without limitation, Section 4.1) shall survive the Closing and shall not merge.

Article 5

CLOSING MATTERS

5.1 Closing Matters

The completion of the transactions contemplated under this Agreement shall be effected via electronic exchange or at the offices of [intentionally omitted], counsel to US Gold, at 12:00 p.m. (New York time) on the Effective Date (the “Time of Closing”).

Article 6

GENERAL

6.1 Confidentiality

From and after the Closing, NumberCo Shareholders shall hold, and shall use their reasonable best efforts to cause their representatives to hold, in confidence any and all Confidential Information, whether written or oral. If any NumberCo Shareholder or any of their respective representatives are compelled to disclose any information by Governmental Order or Law, the applicable NumberCo Shareholder shall promptly notify US Gold in writing and shall disclose only that portion of such information that is legally required to be disclosed, provided that the applicable NumberCo Shareholder shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.2 Lockup and Leak-Out

Each NumberCo Shareholder hereby agrees that for a period commencing on the Effective Date and expiring on the date that is 6 months thereafter (the “Lock-up Period”), it shall not, directly or indirectly, without the prior written consent of the US Gold, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose (collectively, “Dispose”) of any securities of US Gold, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any securities of US Gold (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”), and following, the expiration of the Lock-Up period will not Dispose of any Securities except at a price per share greater than $1.35 until the date that is 6 months after the expiration of the Lock-Up Period.

6.3 Notices

Any notice or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by electronic transmission, in each case to the applicable address set out below:

(a)	If to US Gold, to:

U.S. Gold Corp.
1910 E. Idaho Street, Suite 102-Box 604
Elko, NV 89801

Attention:	Edward Karr, Chief Executive Officer
E-mail:	ek@usgoldcorp.gold

with a copy (which shall not constitute notice) to:

[Intentionally omitted.]

(b)	If to NumberCo, to:

2637262 Ontario Inc.
3400 One First Canadian Place
Toronto, Ontario M5X 1A4

Attention:	Mario Stifano

with a copy (which shall not constitute notice) to:

Bennett Jones LLP
3400 One First Canadian Place
Toronto, Ontario M5X 1A4

Attention:	Abbas Ali Khan
E-mail:	alikhana@bennettjones.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of sending by electronic transmission, provided that such day in either event is a Business Day and the communication is so delivered or sent prior to 5:00 p.m. at the place of receipt on such day. Otherwise, such communication shall be deemed to have been given or made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given or made and to have been received on the fifth Business Day following the mailing thereof. Any Party may from time to time change its address under this Section 6.3 by notice to the other Party given in the manner provided by this Section. No Party shall prevent, hinder or delay or attempt to prevent, hinder or delay the service on that Party of a notice or other communication relating to this Agreement.

6.4 Costs and Expenses

Each Party shall pay their own costs to complete the Transaction, including all legal and accounting fees and disbursements relating to the preparation of the transaction documents.

6.5 Further Assurances

Each Party shall, from time to time, and at all times hereafter, at the request of the other Party, but without further consideration, perform or cause to be performed all such further acts and execute and deliver or cause to be executed and delivered all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

6.6 Time

For every provision in this Agreement, time is of the essence in all respects.

6.7 Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and shall supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof. There are no representations, warranties, conditions, covenants or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. The Schedules attached hereto form an integral part of this Agreement.

6.8 Amendment

This Agreement may, at any time on or before the Effective Date, be amended by mutual agreement of the Parties, provided, however, that this Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the Parties.

6.9 Waiver

A Party may: (i) extend the time for the performance by the other Party of the obligations owed to it; (ii) waive compliance with the other Party’s agreements or the fulfillment of any of its conditions contained herein; or (iii) waive inaccuracies in the other Party’s representations or warranties owed to it and contained herein or in any document delivered by such other Party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any waiver by a Party of any one or more of the conditions in its favour herein shall be without prejudice to its right to terminate this Agreement in respect of any other non-fulfilment of any other condition.

6.10 Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party hereto without the prior written consent of the other Party.

6.11 Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. Any provision or part of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity, legality or enforceability of such provision or part in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not fundamentally changed. Upon such determination that any provision or part of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.12 Governing Law

This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the Laws of the State of Nevada and the federal Laws of the United States applicable therein. Except as specifically set forth herein, the Parties hereby irrevocably and unconditionally consent to and submit to the courts of the State of Nevada for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the address of a Party set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against such Party in such court. Except as specifically set forth herein, the Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the State of Nevada and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

6.13 Counterparts

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile, email or other electronic means shall be deemed to be equivalent to the delivery of an original executed copy thereof.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

U.S. GOLD CORP.

By:	/s/ Edward M. Karr
Name: Title:	Edward M. Karr Chief Executive Officer

2637262 ONTARIO INC.

By:	/s/ Mario Stifano
Name Title:	Mario Stifano

SHAREHOLDERS OF 2637262 ONTARIO INC.

/s/ Ewan Downie		/s/ Symone Downie
Name:	Ewan Downie	Name:	Symone Downie
Address:	[Intentionally omitted]	Address:	[Intentionally omitted]

/s/ Mario Stifano		/s/ Stephanie Mann
Name:	Mario Stifano	Name:	Stephanie Mann
Address:	[Intentionally omitted]	Address:	[Intentionally omitted]

/s/ Daniel Mechis		/s/ Harris Watson
Name:	Daniel Mechis	Name:	Harris Watson
Address:	[Intentionally omitted]	Address:	[Intentionally omitted]

/s/ Robert Shewchuk		/s/ Lukas Shewchuk
Name:	Robert Shewchuk	Name:	Lukas Shewchuk
Address:	[Intentionally omitted]	Address:	[Intentionally omitted]

E.C. DOWNIE HOLDINGS INC.

By:	/s/ Ewan Downie
Name: Title:	Ewan Downie Principal

SCHEDULE i

LIST OF Numberco shareholders

Shareholder Name	Shareholder Address	# of NumberCo Shares Owned	% of NumberCo Shares Owned
Ewan Downie	[Intentionally omitted]	400,000	10%
Symone Downie	[Intentionally omitted]	400,000	10%
E.C. Downie Holdings Inc.	[Intentionally omitted]	400,000	10%
Mario Stifano	[Intentionally omitted]	1,200,000	30%
Robert Shewchuk	[Intentionally omitted]	680,000	17%
Lukas Shewchuk	[Intentionally omitted]	320,000	8%
Harris Watson	[Intentionally omitted]	200,000	5%
Stephanie Mann	[Intentionally omitted]	200,000	5%
Daniel Mechis	[Intentionally omitted]	200,000	5%

SCHEDULE iI

Allocation of Consideration Shares to NumberCo Shareholders

Shareholder Name	Number of NumberCo Shares Owned	Number of Consideration Shares Issuable
Ewan Downie	400,000	200,000
Symone Downie	400,000	200,000
E.C. Downie Holdings Inc.	400,000	200,000
Mario Stifano	1,200,000	600,000
Robert Shewchuk	680,000	340,000
Lukas Shewchuk	320,000	160,000
Harris Watson	200,000	100,000
Stephanie Mann	200,000	100,000
Daniel Mechis	200,000	100,000

EXHIBIT A

FORM OF assignment separate from certificate

FOR VALUE RECEIVED, ________________________________ (the “Assignor”), does hereby assign and transfer unto U.S. Gold Corp., a Nevada corporation, _________________ common shares in 2637262 ONTARIO INC., an Ontario corporation, standing in its name on the books of 2637262 ONTARIO INC. represented by Certificate No. ____________herewith, which such common shares represent the entirety of the outstanding common shares of 2637262 ONTARIO INC. held by Assignor, and does hereby irrevocably constitute and appoint any officer of 2637262 ONTARIO INC. as Assignor’s true and lawful attorney-in-fact to transfer said shares on the books of 2637262 ONTARIO INC. with full power of substitution in the premises.

Date: _________________, 2019

ASSIGNOR:

By:

Name:

EXHIBIT B

FORM OF SHARE REGISTRATION INSTRUCTION

Registration Instructions

__________________________________________

(Name of Shareholder - please print)

By: _______________________________________

(Authorized Signature)

__________________________________________

(Official Capacity or Title – please print)

__________________________________________

(Please print name of individual whose signature appears above if different than the name of the shareholder printed above.)

__________________________________________

(Subscriber’s Address)

_________________________________________

__________________________________________

(Telephone Number)         (E-mail Address)

Number of Consideration Shares: ______________

Disclosed Beneficial Purchaser Information:

If the shareholder is signing as agent for a principal and is not a trust company or trust corporation purchasing as trustee or agent for accounts fully managed by it or a person acting on behalf of a fully managed account managed by it, complete the following:

____________________________________________

(Name of Principal)

____________________________________________

(Principal’s Address, Telephone Number and E-mail Address)

Register the Consideration Shares as set forth below:

__________________________________________

(Name)

__________________________________________

(Account reference, if applicable)

__________________________________________

(Address)

__________________________________________

Deliver the Consideration Shares as set forth below:

____________________________________________

(Name)

____________________________________________

(Account reference, if applicable)

____________________________________________

(Contact Name)

____________________________________________

(Address)

____________________________________________